                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): May 18, 2005


                       AMERICAN INTERNATIONAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      1-8787                   13-2592361
   (State or Other           (Commission File Number)       (IRS Employer
   Jurisdiction of                                          Identification No.)
   Incorporation)


                                 70 Pine Street
                            New York, New York 10270
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 770-7000

                   ------------------------------------------
         (Former name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

       American International Group, Inc. (AIG) is filing this amendment to its Current Report on Form 8-K filed on April 22,2005, which reported that the Board of Directors of AIG had elected George L. Miles, Jr. and Morris W. Offit as Directors and its Current Report on Form 8-K filed on March 8, 2005, which reported that the Board of Directors of AIG had elected Stephen L. Hammerman as a Director.

       Messrs. Miles and Offit join Ms. Hills and Messrs. Aidinoff, Chia, Hoenemeyer and Zarb on the Audit Committee of the Board of Directors; Mr. Hammerman joins Ms. Futter and Messrs. Aidinoff and M. Cohen on the Regulatory, Legal and Compliance Committee of the Board of Directors; and Mr. Miles joins Messrs. Holbrooke, Feldstein and W. Cohen on the Social Responsibility Committee of the Board of Directors. As Interim Chairman of the Board of Directors of AIG, Mr. Zarb serves as an ex officio member of all standing committees of the Board. In addition, Messrs. Miles, Offit and Hammerman comprise the newly-formed Special Committee on Indemnification of the Board of Directors.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN INTERNATIONAL GROUP, INC.
                                                 (Registrant)

Date: May 24, 2005                      By /s/ KATHLEEN E. SHANNON
                                        ------------------------------------
                                        Name:  Kathleen E. Shannon
                                        Title: Senior Vice President
                                               and Secretary